SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 21, 2001



                             WASHINGTON MUTUAL, INC.
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             (Exact name of registrant as specified in its charter)


      Washington                     1-14667                 91-1653725
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(State or other jurisdiction   (Commission File No.)       (I.R.S. Employer
     of incorporation)                                    Identification No.)


                                1201 Third Avenue
                            Seattle, Washington 98101
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              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:      (206) 461-2000


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     Item 9. Regulation FD Disclosure.

     Registrant issued the following press release on December 21, 2001.

       Washington Mutual Receives Regulatory Approval of Dime Acquisition

     SEATTLE - Washington Mutual, Inc. (NYSE: WM) today announced receipt from the Office of Thrift Supervision (OTS) of approval of the company's acquisition of Dime Bancorp Inc. (NYSE: DME) through the merger of Dime Bancorp with and into Washington Mutual. The merger is scheduled to close on Jan. 4, 2002.

     Dime stockholders may elect to receive the merger consideration in the form of Washington Mutual stock, cash or a combination of both. Based on calculations described in the merger agreement, the merger consideration per share of Dime common stock will be either $35.0884 in cash, or an exchange ratio of 1.1232 shares of Washington Mutual common stock for each Dime share, or a combination of both based on the allocation resulting from the elections made by all Dime stockholders. Dime registered stockholders who want to receive cash in the merger must return their election forms by 5:00 p.m. EST, Jan. 3, 2002. The final allocations of cash and Washington Mutual common stock to be received by each Dime stockholder will be announced by Jan. 10, 2002.

     Dime's litigation tracking warrants will remain outstanding but become exercisable for shares of Washington Mutual common stock instead of Dime shares.

     Dime stockholders and holders of Dime litigation tracking warrants may find more information about the merger by accessing www.dime.com online and clicking on the button titled "Washington Mutual Dime Bancorp merger update."

     In connection with its merger with Dime, Washington Mutual recently established a ten-year, $375 billion community commitment which targets funding to low- and moderate-income borrowers, and minority borrowers, as well as direct investments and other forms of support in communities where the company operates, including the greater metropolitan New York area. One of the largest community commitments of its kind, the ten-year pledge will be implemented with the assistance and support of a variety of non-profit community partners.

     With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 2001, Washington Mutual and its subsidiaries had consolidated assets of $223.64 billion. Washington Mutual currently operates approximately 2,300 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

                                       ###

Media Contacts:             Libby Hutchinson              Tom Ducca
                            Washington Mutual                Dime
                              206.461.2484               212.326.6962
                        libby.hutchinson@wamu.net      Duccat@dime.com


Investor Contacts:            Ruthanne King                Bill Burns
                            Washington Mutual                 Dime
                              206.461.6421               212.326.6127
                         ruthanne.king@wamu.net        BurnsW@dime.com

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                WASHINGTON MUTUAL, INC.


                                By:      /s/ Fay L. Chapman
                                         Fay L. Chapman
                                         Senior Executive Vice President and
                                          General Counsel

Date:  December 26, 2001